AGREEMENT entered into as of the 30th day of September 1999, by and between BuySellBid.com, Inc., a Delaware corporation, formerly known as InXsys Broadcast Networks, Inc. ("BuySellBid") and HomeSeekers.com, Incorporated, a Nevada corporation ("HomeSeekers").


                              W I T N E S S E T H:


         WHEREAS, HomeSeekers is an Internet-related company, engaged in providing products and services to the real estate marketplace; and

         WHEREAS, BuySellBid provides products and services related to online classified advertising; and

         WHEREAS, HomeSeekers desires to purchase Internet classified advertising from BuySellBid, and BuySellBid desires to provide classified advertising to HomeSeekers, all upon the terms and conditions set forth herein.

         NOW, THEREFORE, in consideration of the mutual promises and covenants herein set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:



1. Appointment of Exclusive Provider. For a period of three years from the Effective Date of this Agreement (as hereinafter defined), BuySellBid hereby designates HomeSeekers as the exclusive provider to BuySellBid of residential real estate, apartments for rent, resort, foreclosure and commercial listings and information (the "Real Estate Listings"). The exclusive designation set forth in the preceding sentence shall not apply to "For Sale By Owner" listings or to advertisements. Notwithstanding the foregoing, BuySellBid shall not be precluded from posting listings for apartments provided by parties other than HomeSeekers, until such time as HomeSeekers includes apartments in its Real Estate Listings.

2. Real Estate Listings.

         1. For so long as HomeSeekers serves as the exclusive provider of Real Estate Listings pursuant to this Agreement, BuySellBid hereby agrees to cause HomeSeekers' Real Estate Listings to be available for viewing on Internet Web and portal sites owned, controlled and/or maintained by BuySellBid (the "BuySellBid Sites"), as well as Web and portal sites covering the approximately 470 radio stations owned by Clear Channel Communications Inc. (the "Clear Channel Sites").

         2. BuySellBid hereby represents and warrants to HomeSeekers that (i) BuySellBid is a party to a written agreement (the "Clear Channel Agreement") with Clear Channel Communications Inc. ("Clear Channel"), pursuant to which

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BuySellBid has acquired the legally enforceable exclusive right to provide classified advertisements on all of Clear Channel's Web sites, (ii) BuySellBid has performed all of its obligations to Clear Channel under the Clear Channel Agreement, (iii) Clear Channel has performed all of its obligations to BuySellBid under the Clear Channel Agreement and (iv) the exclusive rights of BuySellBid under the Clear Channel Agreement terminate on September 23, 2002. A copy of the Clear Channel Agreement has been provided to HomeSeekers.

         3. BuySellBid hereby agrees to use its best efforts to promote HomeSeekers' Real Estate Listings on all of the BuySellBid Sites and the Clear Channel Sites (collectively, the "Web Sites").

         4. For so long as HomeSeekers serves as the exclusive provider of Real Estate Listings pursuant to this Agreement, BuySellBid hereby agrees to comply with the terms and conditions of the Clear Channel Agreement and to take no action or fail to take action that could result in a violation of the Clear Channel Agreement.

         5. HomeSeekers' Real Estate Listings are and shall remain the sole and exclusive property of HomeSeekers and BuySellBid may use HomeSeekers' Real Estate Listings solely for the purposes of this Agreement.

         6. In connection with the availability of HomeSeekers' Real Estate Listings through the Web Sites:

            1. HomeSeekers shall program and/or prepare and present to
               BuySellBid, a real estate site in a format that complements the current "ClassiFIND" look and feel used by BuySellBid on the Web Sites. HomeSeekers' Real Estate Listings shall be presented on this site only;

            2. HomeSeekers shall control all broker/agent "real estate finder" functions on the Web Sites; and

            3. BuySellBid agrees to establish "real estate agent finder position" on all Web Sites.






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3.       Compensation to BuySellBid.

         1. For its services hereunder, HomeSeekers shall pay to BuySellBid, within three business days following the Effective Date of this Agreement, the sum of $4,091,380.00, as follows:

            1. the sum of $1,000,000, by wire transfer or other form of payment mutually satisfactory to the parties; and

            2. the sum of $3,091,380 by delivery to BuySellBid of 257,615 shares of the common stock of HomeSeekers, $.001 par value per share ("HMSK Common Stock"), registered in the name of BuySellBid (the "HMSK Shares"). The number of HMSK Shares was determined by
               (A) dividing 3,091,380, by (B) $12.

         2. On or prior to January 31, 2000, HomeSeekers agrees to file a registration statement on Form S-3 under the Act, or, in the event Form S-3 is not available to HomeSeekers, then on another applicable form, for the purpose of registering the HomeSeekers Shares under the Act, for resale by BuySellBid. HomeSeekers agrees to use its reasonable best efforts to cause such registration statement to become effective as soon thereafter as is practicable. The costs of preparing and filing such registration statement shall be borne by HomeSeekers. Resale of the HMSK Shares shall be subject to BuySellBid's covenant set forth in
Section 3(5), below.

         3. BuySellBid shall furnish such information as may reasonably be requested by HomeSeekers in order to enable it to register the HMSK Shares as contemplated by this Agreement. BuySellBid shall comply with all applicable securities laws in connection with any resale of the HMSK Shares by it.

         4. If the value of the shares delivered under Section 3 (1) (2) above on the date they are first registered and the registration becomes effective is less than $3,091,380, HomeSeekers will deliver to BuySellBid the amount of additional shares necessary so that the total value of shares delivered under
Section 3(1)(2) above and this section is $3,091,380. For purposes of valuing the shares, the applicable number of shares will be multiplied by the average closing price of the HMSK Common Stock on the NASDAQ on five trading days preceding the date the registration statement becomes effective.

         5. Following registration of the HMSK Shares being issued to BuySellBid pursuant to this Agreement, BuySellBid hereby covenants and agrees that it will limit the number of HMSK Shares it sells during any trading day to no more than 25% of the trading volume of shares of HMSK Common Stock for the preceding trading day. The daily number of shares that may be sold by BuySellBid includes all other shares of HMSK Common Stock that are publicly sold by BuySellBid on such day.



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


         6. BuySellBid understands that HMSK Common Stock is a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). BuySellBid hereby covenants and agrees that it will file with the SEC and other applicable regulatory authorities, all reports and other information required to be filed by it in connection with its acquisition and/or disposition of the HMSK Shares.

4. Branded Advertising. For a period of 18 months from the Effective Date of this Agreement:

         1. The parties agree that HomeSeekers' Real Estate Listings for apartments shall be promoted, with HomeSeekers' apartment branding, directly on the Clear Channel Sites through advertising on one-third of BuySellBid's 120 X 90 pixel rotating ad banner, with HomeSeekers' apartment Real Estate Listings to appear not less than 50% of the time on the BuySellBid banner space, with the BuySellBid banner to be seen on at least 70% of all Web pages on the Clear Channel Sites. It is understood by the parties that HomeSeekers' Real Estate Listings does not currently include apartments. Until such time as HomeSeekers does include apartments in its Real Estate Listings, HomeSeekers will promote its real estate broker/agent finders directly on the Web pages of the Clear Channel Sites, using the method described above for apartment listings.

         2. HomeSeekers and BuySellBid shall cooperate to create the advertising described in the preceding paragraph. The parties acknowledge and agree that banner appearance and content is subject to acceptance by Clear Channel and its stations, which acceptance will not be unreasonably withheld.

5. Representations and Warranties of BuySellBid Concerning the HMSK Shares. BuySellBid hereby represents and warrants to HomeSeekers as follows:

         1. BuySellBid understands that the HMSK Shares have not been registered under the Securities Act of 1933, as amended (the "Act") or the securities laws of any state, in reliance upon exemptions from the registration requirements of the Act and such state laws. The issuance of the HMSK Shares has not been passed upon or the merits thereof endorsed or approved by any Federal or state regulatory authority.

         2. BuySellBid is acquiring the HMSK Shares for its own account, for investment purposes only, and not with a view towards the distribution or resale of the HMSK Shares except in compliance with applicable Federal and state securities laws. BuySellBid does not intend to dispose of all or any part of the HMSK Shares, except in compliance with the provisions of the Act and applicable state securities laws and understands that the HMSK Shares are being issued pursuant to specific exemptions under the provisions of the Act, which exemptions depend, among other things, upon compliance with the provisions of the Act.


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

         3. BuySellBid has such knowledge and experience in financial, investment and business matters that it is capable of evaluating the merits and risks of its acquisition of the HMSK Shares.

         4. BuySellBid (i) has adequate means of providing for its current financial needs and known contingencies, and has no need for liquidity of its investment in the HMSK Shares; and (ii) can afford (A) to hold the HMSK Shares for an indefinite period of time, as may be required until the HMSK Shares may be sold in compliance with applicable law, and (B) to sustain a complete loss of the entire amount of its investment in the HMSK Shares.

         5. BuySellBid has been afforded the opportunity to ask questions of, and receive answers from the officers and/or directors of HomeSeekers concerning the terms and conditions of this transaction and to obtain any additional information, to the extent that HomeSeekers possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of the information furnished; and has availed itself of such opportunity to the extent it considers it appropriate in order to permit it to evaluate the merits and risks of an investment in the HMSK Shares. It is understood that all documents, records and books pertaining to BuySellBid's investment in the HMSK Shares have been made available for inspection, and that the books and records of HomeSeekers will be available upon reasonable notice for inspection by representatives of BuySellBid during reasonable business hours at its principal place of business.

         6. BuySellBid hereby agrees that the following or similar legend will appear on each certificate evidencing the HMSK Shares:

         "These securities have not been registered under the Securities Act of 1933, as amended, or under any state securities laws and may not be sold or otherwise transferred or disposed of except pursuant to an effective registration statement under the Act and any applicable state securities laws, or an opinion of counsel satisfactory to counsel to the issuer that such registration is not required."

6. Advertising Space and Revenue Sharing. For a period of 18 months from the Effective Date of this Agreement:

         1. The parties hereby agree that HomeSeekers will provide Real Estate Listings to BuySellBid through category sites for BuySellBid and its strategic partners. On such sites, BuySellBid will have the right to sell 70% of the banner advertising space and HomeSeekers will have the right to sell 30% of such banner advertising space. All revenues generated from such advertising shall be distributed 70% to BuySellBid and 30% to HomeSeekers. To the extent that advertising space is not sold, each of the parties shall have the right to include its own banner advertising, in the same relative proportions.

         2. HomeSeekers hereby agrees to create a Web site for BuySellBid, which will contain a vertical navigation bar area. BuySellBid and its media partners


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will have the right to sell 70% of the advertising and HomeSeekers 30% of the advertising, for viewing on such navigation bar. Any revenues derived from any such advertising and/or links on these sites, shall be distributed 70% to BuySellBid and 30% to HomeSeekers.

         3. The parties agree and acknowledge that for purposes of this Section 6, banner advertising revenues shall not include banner advertising revenues derived from sales by Clear Channel or other radio stations.

         4. HMSK agrees that it will not promote its Internet site on any radio station that has contracted with BuySellBid to provide such radio station with classified advertisements for real estate, including apartments for rent, listings.

7.       Miscellaneous.

         1. Survival of Representations and Warranties. All of the representations and warranties of the parties contained in this Agreement shall survive the Closing for a period of one year.

         2. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any person other than the parties and their respective successors and permitted assigns.

         3. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         4. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

         5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         6. Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         7. Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be addressed to the intended recipient as set forth below:


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         If to BuySellBid:          BuySellBid.com, Inc.
                                    921 14th Avenue
                                    Longview, WA 98632
                                    Facsimile No.: (360) 425-3419
                                    Attention: Jay Shepard and Gene Hill

         If to HomeSeekers:         HomeSeekers.com, Incorporated
                                    6490 S. McCarran Blvd., Suite D-28
                                    Reno, Nevada 89509
                                    Facsimile No.: (775) 827-8182
                                    Attention: Greg Costley and Jim Dykstra

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using United States Mail, personal delivery, expedited courier, messenger service or facsimile, and such notice, request, demand, claim, or other communication shall be deemed to have been duly given (i) three days following delivery to an authorized United States Postal Office receptacle, (ii) upon facsimile transmission, provided that electronic confirmation of receipt is retained by the transmitting party, or (iii) upon receipt, if by personal delivery, courier or messenger service. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

         8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Nevada without giving effect to any choice or conflict of law provision or rule (whether of the State of Nevada or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Nevada. The parties further: (i) agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any court of competent jurisdiction within the County of Washoe, State of Nevada or in the United States District Court for the District of Nevada, Northern Division, (ii) waive any objection that they may have now or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consent to the in personam jurisdiction of any court of competent jurisdiction within the County of Washoe, State of Nevada, and the United States District Court for the District of Nevada, Northern District in any such suit, action or proceeding. The parties each further agree to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in a court of competent jurisdiction within the County of Washoe, State of Nevada or in the United States District Court for the District of Nevada, Northern Division, and that service of process upon the parties mailed by certified mail to their respective addresses shall be deemed in every respect effective service of process upon the parties, in any action or proceeding.

         9. Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto. No waiver by any party of any default, misrepresentation, or



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breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         11. Expenses. Each of the parties will bear its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

         12. Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation.

         13. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                         BuySellBid.com, Inc.


                                         By:_____________________________
                                         Name: Jay Shepard
                                         Its: Chief Executive Officer


                                         HomeSeekers.com, Incorporated


                                         By:_____________________________
                                         Name: Greg Costley
                                         Its: Chief Executive Officer


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